Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2023 First Quarter Earnings

Contact: Linda Simmons, EVP, CFO

Brockton, Massachusetts (April 27, 2023): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $7.3 million, or $0.16 per diluted share, for the first quarter of 2023, compared to net income of $9.6 million, or $0.21 per diluted share, for the preceding quarter and net income of $12.3 million, or $0.25 per diluted share, for the same period last year.

Selected Financial Highlights:

●	Recent Company-wide cost saving measures and organizational efficiencies will provide approximately $4.1 million in annual cost savings; a branch closure and a branch relocation will provide additional long-term expense savings.
●	Returned $3.3 million of capital to shareholders via dividends and increased quarterly dividend by 7%.
●	Continued share repurchase program returning $26.8 million to shareholders, representing 2.0 million shares.
●	Disciplined underwriting continues to provide strong credit quality, with nonperforming loans to total loans of 0.27%, compared to 0.32% on a linked-quarter basis.
●	Loan growth of $73.0 million, or 1.6%, and deposit growth of $52.2 million, or 1.2%, on a linked-quarter basis.

“While significant challenges presented themselves in Q1, I have tremendous confidence in our ability to manage through the current environment. Our excellent credit quality, strong capital position, and deposit growth provide the foundation for that confidence,” said Joseph F. Casey, President and CEO. “Our team remains highly focused on ensuring stability in our deposit base. The Company has been proactive in reducing expenses at both HarborOne Mortgage and the Bank and will continue to look for additional opportunities. Our resilience and strategic discipline position us well to drive long-term value for our shareholders.”

Net Interest Income

The Company’s net interest and dividend income was $34.4 million for the quarter ended March 31, 2023, compared to $39.2 million for the quarter ended December 31, 2022, and $33.3 million for the quarter ended March 31, 2022. The tax equivalent interest rate spread and net interest margin were 2.28% and 2.78%, respectively, for the quarter ended March 31, 2023, compared to 2.88% and 3.23%, respectively, for the quarter ended December 31, 2022, and 3.12% and 3.21%, respectively, for the quarter ended March 31, 2022.

On a linked-quarter basis, the decreases in net interest and dividend income, tax equivalent interest rate spread, and net interest margin primarily reflect an increase in interest-bearing liabilities, with higher cost of funding, partially offset by increased loan balances and yields with liability repricing outpacing assets. The cost of funds was 188 basis points for the quarter ended March 31, 2023, compared to 114 basis points for the preceding quarter.

The $1.1 million increase in net interest and dividend income from the prior year quarter reflects an increase of $20.3 million, or 57.1%, in total interest and dividend income and an increase of $19.2 million, or 823.7%, in total interest expense. The changes reflect rate and volume changes in both interest-bearing assets and liabilities. The yield on interest-earning assets increased 108 basis points, while the average balance increased $849.7 million, and the cost of interest-bearing liabilities increased 192 basis points, while the average balance increased $887.5 million.

Noninterest Income

Total noninterest income decreased $1.2 million, or 12.2%, to $8.7 million for the quarter ended March 31, 2023, from $9.9 million for the quarter ended December 31, 2022. Mortgage loan closings for the quarter ended March 31, 2023 were $125.6 million with a gain on loan sales of $2.2 million, compared to $222.4 million in mortgage closings and $2.3 million in gain on sales for the preceding quarter as higher gain-on-sale margins help offset the seasonal loss in production volume. Deposit account fees were $4.7 million for the quarter ended March 31, 2023, compared to $5.0 million for the quarter ended December 31, 2022. Other income for the quarter ended March 31, 2023 decreased $1.7 million, primarily reflecting a $1.1 million decrease in swap fee income.

The decrease in the fair value of mortgage servicing rights for the three months ended March 31, 2023 was $1.3 million, as compared to a decrease of $2.1 million in the fair value of mortgage servicing rights for the three months ended December 31, 2022. The valuation was negatively impacted by key benchmark mortgage rates used in the valuation. The impact of principal payments on the underlying mortgages on the mortgage servicing rights was $371,000 and $570,000 for the quarters ended March 31, 2023 and December 31, 2022, respectively.

Total noninterest income decreased $10.4 million, or 54.4%, compared to the quarter ended March 31, 2022, primarily due to a $10.4 million, or 79.1%, decrease in mortgage banking income, driven by the decrease in loan demand as a result of interest rate increases. The prior year quarter also reflected a $6.1 million increase in the fair value of mortgage servicing rights.

Noninterest Expense

Total noninterest expenses were $31.5 million for the quarter ended March 31, 2023, a decrease of $3.1 million, or 9.0%, from the quarter ended December 31, 2022. Compensation and benefits decreased $2.3 million primarily reflecting decreased mortgage origination commission and incentive accruals. Other expenses decreased $1.6 million, or 35.7% for the quarter ended March 31 2023, primarily as a result of a legal settlement accrued for in the fourth quarter of 2022.

Total noninterest expenses decreased $3.3 million, or 9.5%, from the quarter ended March 31, 2022. Compensation and benefits decreased $2.9 million primarily reflecting decreased mortgage origination commission and incentive accruals.

During the quarter, management evaluated potential cost saving measures across the Company. This resulted in a reduction in force at HarborOne Mortgage, LLC (“HarborOne Mortgage”) during the first quarter with an expected annual cost savings of $1.2 million and recognized severance expense of $249,000. During the second quarter of 2023 the Bank took further cost saving and organizational efficiency measures with an estimated annual savings of $2.9 million and will recognize severance expense of $452,000. Additionally, the Bank sought and obtained regulatory approval in 2023 to close one branch and relocate another branch that will both provide additional long-term expense savings.

Income Tax Provision

The effective tax rate for the quarter ended March 31, 2023 was 24.9% compared to 22.4% for the quarter ended December 31, 2022. The 2022 effective tax rate was impacted by a tax benefit recorded for Industrial Revenue Bonds and a reserve release upon the expiration of the statute of limitations.

Asset Quality and Allowance for Credit Losses

Disciplined underwriting and active loan management continues to result in strong credit quality performance. Total nonperforming assets improved to $12.3 million at March 31, 2023, compared to $14.8 million at December 31, 2022 and $26.1 million at March 31, 2022. Nonperforming assets as a percentage of total assets were 0.22% at March 31, 2023, 0.28% at December 31, 2022, and 0.57% at March 31, 2022. During 2022, two large commercial credits were resolved, reducing nonperforming assets significantly.

The provision for funded loan credit losses for the quarter ended March 31, 2023 was $1.7 million and reflects provisioning for loan growth and increased economic uncertainty. Net recoveries totaled $11,000 for the quarter ended March 31, 2023. Net charge-offs totaled $2.1 million, or 0.19% of average loans outstanding on an annualized basis, for the quarter ended December 31, 2022, and net charge-offs totaled $2.7 million, or 0.30% of average loans outstanding on an annualized basis, for the quarter ended March 31, 2022.

The allowance for credit losses (“ACL”) was $47.0 million, or 1.02% of total loans, at March 31, 2023, compared to $45.2 million, or 0.99% of total loans, at December 31, 2022 and $41.8 million, or 1.12% of total loans, at March 31, 2022. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $5.0 million at March 31, 2023 as compared to $4.9 million at December 31, 2022 and $3.8 million at March 31, 2022.

We believe that we are well positioned to withstand any downturn in the credit cycle should one materialize. We continue to closely monitor our loan portfolio for signs of deterioration. Management is focused on commercial real estate in light of speculation that commercial real estate values may deteriorate as the market adjusts to higher vacancies and rates. Our commercial real estate portfolio is centered in New England with approximately 75% in Massachusetts and Rhode Island. Approximately 60% of commercial real estate loans are fixed-rate loans with limited near-term maturity risk.

Management has also identified certain sectors within the commercial real estate segment that may be particularly susceptible to increased credit risk as a result of trends that were precipitated by the COVID-19 pandemic and may be exacerbated by current economic conditions. This includes business-oriented hotels, non-anchored retail space and metro office space. As of March 31, 2023, business-oriented hotels loans included 12 loans with a total outstanding balance of $85.3 million, non-anchored retail space loans included 28 loans with a total outstanding balance of $40.2 million, and metro office space loans included two loans with a total outstanding balance of $14.8 million. As of March 31, 2023, there was one business-oriented hotel credit with a carrying value of $1.9 million that was rated substandard and on nonaccrual. This credit was provided a principal deferral in the third quarter of 2022. The other loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets increased $213.3 million, or 4.0%, to $5.57 billion at March 31, 2023, from $5.36 billion at December 31, 2022. The increase primarily reflects an increase of $152.5 million in short-term investments and a $73.0 million increase in loans. The increase in short-term investments reflects management’s pro-active liquidity-enhancing measures in response to financial industry concerns.

Available for sale securities were $303.1 million and $301.1 million at March 31, 2023 and December 31, 2022, respectively. The unrealized loss on securities available for sale decreased to $61.2 million as of March 31, 2023, as compared to $68.3 million of unrealized losses as of December 31, 2022. Securities held to maturity were $19.8 million, or 0.4% of total assets, with a fair value of $19.3 million.

Loans increased $73.0 million, or 1.6%, to $4.62 billion at March 31, 2023, from $4.55 billion at December 31, 2022. The increase in loans for the three months ended March 31, 2023 was primarily due to increases in commercial real estate loans of $36.4 million, commercial construction loans of $13.4 million, and residential real estate loans of $33.6 million, partially offset by decreases in commercial and industrial loans of $1.2 million and consumer loans of $9.2 million. Management continues to seek prudent commercial lending opportunities to deepen relationships with existing customers and develop new relationships with strong borrowers.

Total deposits were $4.24 billion at March 31, 2023 and $4.19 billion at December 31, 2022. Compared to the prior quarter, non-certificate accounts decreased $124.9 million, term certificate accounts increased $155.6 million, and brokered deposits increased $21.5 million. As of March 31, 2023, FDIC-insured deposits exceeded 70% of total deposits. Including Depositors Insurance Fund (“DIF”) excess insurance coverage that remains available until February 24, 2024, insured deposits are approximately 100% of total deposits. The Bank exited the DIF as of February 24, 2023; however, insurance remains in place for funds on deposit as of that date for one year or until maturity for term certificates, if that is a later date.

FHLB borrowings increased $190.0 million to $590.7 million at March 31, 2023 from $400.7 million at December 31, 2022. At March 31, 2023, FHLB borrowings were primarily short-term borrowings as the Bank utilized available credit to enhance liquidity. As of March 31, 2023, the Bank had $677.6 million in available borrowing capacity across multiple relationships.

Total stockholders’ equity was $599.8 million at March 31, 2023, compared to $617.0 million at December 31, 2022 and $649.1 million at March 31, 2022. Stockholders’ equity decreased 2.8% when compared to the prior quarter, as earnings were offset by share repurchases. The Company repurchased 2,033,192 shares at an average price of $13.19, including $0.13 per share of excise tax, during the three months ended March 31, 2023. A share repurchase program that commenced in the first quarter of 2023 is expected to be completed in the second quarter of 2023. Due to recent market volatility and increased economic uncertainty, share repurchase activity is expected to be reduced in the second quarter of 2023 compared to recent prior quarters. The tangible-common-equity-to-tangible-assets ratio was 9.60% at March 31, 2023, 10.31% at December 31, 2022, and 12.75% at March 31, 2022. At March 31, 2023, the Company and the Bank had strong capital positions, exceeded all regulatory capital requirements, and are considered well-capitalized.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 31 full-service branches located in Massachusetts and Rhode Island, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 24 offices in Maine, Massachusetts, New Hampshire, New Jersey, and Rhode Island and is licensed to lend in six additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation and concerns about inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments;

competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2023	2022	2022	2022	2022

Assets

Cash and due from banks	$38,989	$39,712	$39,910	$35,843	$41,862
Short-term investments	210,765	58,305	46,044	48,495	97,870
Total cash and cash equivalents	249,754	98,017	85,954	84,338	139,732

Securities available for sale, at fair value	303,059	301,149	304,852	334,398	361,529
Securities held to maturity, at amortized cost	19,838	19,949	15,000	10,000	—
Federal Home Loan Bank stock, at cost	23,589	20,071	15,973	5,625	5,931
Asset held for sale	—	—	—	—	678
Loans held for sale, at fair value	13,956	18,544	18,805	31,679	25,690
Loans:
Commercial real estate	2,286,727	2,250,344	2,041,905	1,847,619	1,816,484
Commercial construction	212,689	199,311	185,062	158,762	154,059
Commercial and industrial	423,036	424,275	397,112	407,182	410,787
Total commercial loans	2,922,452	2,873,930	2,624,079	2,413,563	2,381,330
Residential real estate	1,667,934	1,634,319	1,520,809	1,423,074	1,252,920
Consumer	32,246	41,421	52,466	75,312	103,100
Loans	4,622,632	4,549,670	4,197,354	3,911,949	3,737,350
Less: Allowance for credit losses on loans	(46,994)	(45,236)	(44,621)	(43,560)	(41,765)
Net loans	4,575,638	4,504,434	4,152,733	3,868,389	3,695,585
Mortgage servicing rights, at fair value	47,080	48,138	49,861	47,130	45,043
Goodwill	69,802	69,802	69,802	69,802	69,802
Other intangible assets	2,082	2,272	2,461	2,695	2,930
Other assets	268,060	277,169	272,202	249,988	244,405
Total assets	$5,572,858	$5,359,545	$4,987,643	$4,704,044	$4,591,325

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$726,548	$762,576	$795,945	$775,154	$771,172
NOW accounts	287,376	297,692	308,191	316,839	310,090
Regular savings and club accounts	1,455,318	1,468,172	1,289,825	1,282,913	1,218,656
Money market deposit accounts	796,008	861,704	889,517	885,673	864,316
Term certificate accounts	653,553	497,975	484,936	487,354	497,746
Brokered deposits	322,927	301,380	114,696	100,000	100,000
Total deposits	4,241,730	4,189,499	3,883,110	3,847,933	3,761,980
Short-term borrowed funds	425,000	385,000	330,000	90,000	—
Long-term borrowed funds	165,665	15,675	15,684	15,693	55,702
Subordinated debt	34,317	34,285	34,254	34,222	34,191
Other liabilities and accrued expenses	106,352	118,110	113,225	91,718	90,387
Total liabilities	4,973,064	4,742,569	4,376,273	4,079,566	3,942,260

Common stock	597	596	593	593	591
Additional paid-in capital	483,831	483,031	480,617	479,519	477,302
Unearned compensation - ESOP	(27,164)	(27,623)	(28,083)	(28,542)	(29,002)
Retained earnings	360,454	356,438	350,049	339,471	332,734
Treasury stock	(175,514)	(148,384)	(143,125)	(132,296)	(113,513)
Accumulated other comprehensive loss	(42,410)	(47,082)	(48,681)	(34,267)	(19,047)
Total stockholders' equity	599,794	616,976	611,370	624,478	649,065

Total liabilities and stockholders' equity	$5,572,858	$5,359,545	$4,987,643	$4,704,044	$4,591,325

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except share data)	2023	2022	2022	2022	2022

Interest and dividend income:
Interest and fees on loans	$52,771	$49,177	$42,065	$37,522	$33,576
Interest on loans held for sale	286	334	377	331	264
Interest on securities	2,079	2,045	1,971	1,873	1,701
Other interest and dividend income	803	359	143	131	61
Total interest and dividend income	55,939	51,915	44,556	39,857	35,602

Interest expense:
Interest on deposits	15,913	8,499	3,491	2,019	1,621
Interest on FHLB borrowings	5,105	3,703	1,209	119	188
Interest on subordinated debentures	523	524	524	524	523
Total interest expense	21,541	12,726	5,224	2,662	2,332

Net interest and dividend income	34,398	39,189	39,332	37,195	33,270

Provision for credit losses	1,866	2,108	668	2,546	338

Net interest and dividend income, after provision for credit losses	32,532	37,081	38,664	34,649	32,932

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	2,224	2,301	3,809	4,538	5,322
Changes in mortgage servicing rights fair value	(1,692)	(2,631)	1,816	862	5,285
Other	2,216	2,325	2,453	2,612	2,558
Total mortgage banking income	2,748	1,995	8,078	8,012	13,165

Deposit account fees	4,733	5,031	4,870	4,892	4,472
Income on retirement plan annuities	119	118	119	112	107
Bank-owned life insurance income	500	501	503	494	483
Other income	590	2,255	675	593	834
Total noninterest income	8,690	9,900	14,245	14,103	19,061

Noninterest expenses:
Compensation and benefits	17,799	20,104	20,991	21,455	20,723
Occupancy and equipment	5,040	4,935	4,829	4,575	5,428
Data processing	2,346	2,359	2,311	2,259	2,241
Loan expense	313	169	355	385	478
Marketing	1,181	862	850	986	1,218
Professional fees	1,501	1,446	1,457	1,680	1,539
Deposit insurance	510	385	357	354	349
Other expenses	2,819	4,384	3,323	3,260	2,859
Total noninterest expenses	31,509	34,644	34,473	34,954	34,835

Income before income taxes	9,713	12,337	18,436	13,798	17,158

Income tax provision	2,416	2,760	4,678	3,811	4,891

Net income	$7,297	$9,577	$13,758	$9,987	$12,267

Earnings per common share:
Basic	$0.16	$0.21	$0.30	$0.21	$0.26
Diluted	$0.16	$0.21	$0.30	$0.21	$0.25
Weighted average shares outstanding:
Basic	44,857,224	45,321,491	45,830,737	46,980,830	47,836,410
Diluted	45,284,240	45,861,658	46,420,527	47,536,033	48,690,420

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (7)	Balance	Interest	Cost (7)	Balance	Interest	Cost (7)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$387,303	$2,079	2.18%	$388,247	$2,045	2.09%	$393,364	$1,701	1.75%
Other interest-earning assets	63,426	803	5.13	42,640	359	3.34	150,569	61	0.16
Loans held for sale	18,108	286	6.41	22,350	334	5.93	29,842	264	3.59
Loans
Commercial loans (2)(3)	2,901,464	36,837	5.15	2,770,667	34,351	4.92	2,291,343	22,095	3.91
Residential real estate loans (3)	1,647,109	15,616	3.85	1,566,389	14,352	3.64	1,220,703	10,142	3.37
Consumer loans (3)	36,310	519	5.80	45,629	632	5.50	118,242	1,339	4.59
Total loans	4,584,883	52,972	4.69	4,382,685	49,335	4.47	3,630,288	33,576	3.75
Total interest-earning assets	5,053,720	56,140	4.51	4,835,922	52,073	4.27	4,204,063	35,602	3.43
Noninterest-earning assets	313,309			311,372			326,811
Total assets	$5,367,029			$5,147,294			$4,530,874
Interest-bearing liabilities:
Savings accounts	$1,459,392	5,445	1.51	$1,408,493	3,591	1.01	$1,165,683	366	0.13
NOW accounts	275,801	36	0.05	291,890	40	0.05	301,279	36	0.05
Money market accounts	824,694	5,238	2.58	878,609	3,312	1.50	858,792	303	0.14
Certificates of deposit	552,636	2,685	1.97	487,121	1,062	0.86	522,211	729	0.57
Brokered deposits	330,426	2,509	3.08	148,460	494	1.32	100,000	187	0.76
Total interest-bearing deposits	3,442,949	15,913	1.87	3,214,573	8,499	1.05	2,947,965	1,621	0.22
FHLB advances	448,096	5,105	4.62	392,508	3,703	3.74	55,706	188	1.37
Subordinated debentures	34,298	523	6.18	34,268	524	6.07	34,173	523	6.21
Total borrowings	482,394	5,628	4.73	426,776	4,227	3.93	89,879	711	3.21
Total interest-bearing liabilities	3,925,343	21,541	2.23	3,641,349	12,726	1.39	3,037,844	2,332	0.31
Noninterest-bearing liabilities:
Noninterest-bearing deposits	721,536			788,572			738,578
Other noninterest-bearing liabilities	101,820			101,621			86,763
Total liabilities	4,748,699			4,531,542			3,863,185
Total stockholders' equity	618,330			615,752			667,689
Total liabilities and stockholders' equity	$5,367,029			$5,147,294			$4,530,874
Tax equivalent net interest income		34,599			39,347			33,270
Tax equivalent interest rate spread (4)			2.28%			2.88%			3.12%
Less: tax equivalent adjustment		201			158			—
Net interest income as reported		$34,398			$39,189			$33,270
Net interest-earning assets (5)	$1,128,377			$1,194,573			$1,166,219
Net interest margin (6)			2.76%			3.22%			3.21%
Tax equivalent effect			0.02			0.01			—
Net interest margin on a fully tax equivalent basis			2.78%			3.23%			3.21%
Ratio of interest-earning assets to interest-bearing liabilities	128.75%			132.81%			138.39%

Supplemental information:
Total deposits, including demand deposits	$4,164,485	$15,913		$4,003,145	$8,499		$3,686,543	$1,621
Cost of total deposits			1.55%			0.84%			0.18%
Total funding liabilities, including demand deposits	$4,646,879	$21,541		$4,429,921	$12,726		$3,776,422	$2,332
Cost of total funding liabilities			1.88%			1.14%			0.25%

(1) Includes securities available for sale and securities held to maturity.

(2) Includes industrial revenue bonds for the quarters ended March 31, 2023 and December 31, 2022. Interest income from tax exempt loans is computed on a taxable equivalent basis using a rate of 21% for the quarters presented. The yield on commercial loans before tax equivalent adjustment at March 31, 2023 and December 31, 2022 was 5.12% and 4.90%, respectively.

(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.
(7) Annualized.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

	(in thousands)

Interest-earning assets:
Investment securities (1)	$387,303	$388,247	$390,577	$391,448	$393,364
Other interest-earning assets	63,426	42,640	27,723	64,678	150,569
Loans held for sale	18,108	22,350	28,046	29,474	29,842
Loans
Commercial loans (2)(3)	2,901,464	2,770,667	2,522,359	2,384,630	2,291,343
Residential real estate loans (3)	1,647,109	1,566,389	1,470,305	1,330,772	1,220,703
Consumer loans (3)	36,310	45,629	63,220	88,943	118,242
Total loans	4,584,883	4,382,685	4,055,884	3,804,345	3,630,288
Total interest-earning assets	5,053,720	4,835,922	4,502,230	4,289,945	4,204,063
Noninterest-earning assets	313,309	311,372	308,734	311,998	326,811
Total assets	$5,367,029	$5,147,294	$4,810,964	$4,601,943	$4,530,874
Interest-bearing liabilities:
Savings accounts	$1,459,392	$1,408,493	$1,293,598	$1,266,912	$1,165,683
NOW accounts	275,801	291,890	305,777	311,241	301,279
Money market accounts	824,694	878,609	893,452	885,305	858,792
Certificates of deposit	552,636	487,121	486,923	484,484	522,211
Brokered deposits	330,426	148,460	102,875	100,000	100,000
Total interest-bearing deposits	3,442,949	3,214,573	3,082,625	3,047,942	2,947,965
FHLB advances	448,096	392,508	196,036	34,763	55,706
Subordinated debentures	34,298	34,268	34,237	34,207	34,173
Total borrowings	482,394	426,776	230,273	68,970	89,879
Total interest-bearing liabilities	3,925,343	3,641,349	3,312,898	3,116,912	3,037,844
Noninterest-bearing liabilities:
Noninterest-bearing deposits	721,536	788,572	789,214	768,088	738,578
Other noninterest-bearing liabilities	101,820	101,621	80,304	75,186	86,763
Total liabilities	4,748,699	4,531,542	4,182,416	3,960,186	3,863,185
Total stockholders' equity	618,330	615,752	628,548	641,757	667,689
Total liabilities and stockholders' equity	$5,367,029	$5,147,294	$4,810,964	$4,601,943	$4,530,874

	Annualized Yield Trend - Quarters Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Interest-earning assets:
Investment securities (1)	2.18%	2.09%	2.00%	1.92%	1.75%
Other interest-earning assets	5.13%	3.34%	2.05%	0.81%	0.16%
Loans held for sale	6.41%	5.93%	5.33%	4.51%	3.59%
Commercial loans (2)(3)	5.15%	4.92%	4.45%	4.25%	3.91%
Residential real estate loans (3)	3.85%	3.64%	3.50%	3.37%	3.37%
Consumer loans (3)	5.80%	5.50%	4.99%	4.71%	4.59%
Total loans	4.69%	4.47%	4.11%	3.96%	3.75%
Total interest-earning assets	4.51%	4.27%	3.93%	3.73%	3.43%

Interest-bearing liabilities:
Savings accounts	1.51%	1.01%	0.37%	0.20%	0.13%
NOW accounts	0.05%	0.05%	0.05%	0.05%	0.05%
Money market accounts	2.58%	1.50%	0.61%	0.30%	0.14%
Certificates of deposit	1.97%	0.86%	0.64%	0.55%	0.57%
Brokered deposits	3.08%	1.32%	0.27%	0.20%	0.76%
Total interest-bearing deposits	1.87%	1.05%	0.45%	0.27%	0.22%
FHLB advances	4.62%	3.74%	2.45%	1.36%	1.37%
Subordinated debentures	6.18%	6.07%	6.07%	6.14%	6.21%
Total borrowings	4.73%	3.93%	2.99%	3.74%	3.21%
Total interest-bearing liabilities	2.23%	1.39%	0.63%	0.34%	0.31%

(1) Includes securities available for sale and securities held to maturity.

(2) Includes industrial revenue bonds for the quarters ended March 31, 2023 and December 31, 2022. Interest income from tax exempt loans is computed on a taxable equivalent basis using a rate of 21% for the quarters presented. The yield on commercial loans before tax equivalent adjustment at March 31, 2023 and December 31, 2022 was 5.12% and 4.90%, respectively.

(3) Includes nonaccruing loan balances and interest received on such loans.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratios (annualized):	2023	2022	2022	2022	2022
(dollars in thousands)

Return on average assets (ROAA)	0.54%	0.74%	1.14%	0.87%	1.08%

Return on average equity (ROAE)	4.72%	6.22%	8.76%	6.22%	7.35%

Total noninterest expense	$31,509	$34,644	$34,473	$34,954	$34,835
Less: Amortization of other intangible assets	189	189	235	235	235
Total adjusted noninterest expense	$31,320	$34,455	$34,238	$34,719	$34,600

Net interest and dividend income	$34,398	$39,189	$39,332	$37,195	$33,270
Total noninterest income	8,690	9,900	14,245	14,103	19,061
Total revenue	$43,088	$49,089	$53,577	$51,298	$52,331

Efficiency ratio (1)	72.69%	70.19%	63.90%	67.68%	66.12%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset Quality	2023	2022	2022	2022	2022
(dollars in thousands)

Total nonperforming assets	$12,300	$14,840	$23,367	$24,441	$26,109

Nonperforming assets to total assets	0.22%	0.28%	0.47%	0.52%	0.57%

Allowance for credit losses on loans to total loans	1.02%	0.99%	1.06%	1.11%	1.12%

Net charge-offs (recoveries)	$(11)	$2,067	$(799)	$(504)	$2,730

Annualized net charge-offs (recoveries)/average loans	—%	0.19%	(0.08)%	(0.05)%	0.30%

Allowance for credit losses on loans to nonperforming loans	383.50%	305.93%	191.60%	178.41%	159.96%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Capital and Share Related	2023	2022	2022	2022	2022
(dollars in thousands, except share data)

Common stock outstanding	47,063,087	48,961,452	49,202,660	49,989,007	51,257,696

Book value per share	$12.74	$12.60	$12.43	$12.49	$12.66

Tangible common equity:
Total stockholders' equity	$599,794	$616,976	$611,370	$624,478	$649,065
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	2,082	2,272	2,461	2,695	2,930
Tangible common equity	$527,910	$544,902	$539,107	$551,981	$576,333

Tangible book value per share (2)	$11.22	$11.13	$10.96	$11.04	$11.24

Tangible assets:
Total assets	$5,572,858	$5,359,545	$4,987,643	$4,704,044	$4,591,325
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets	2,082	2,272	2,461	2,695	2,930
Tangible assets	$5,500,974	$5,287,471	$4,915,380	$4,631,547	$4,518,593

Tangible common equity / tangible assets (3)	9.60%	10.31%	10.97%	11.92%	12.75%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Statements of Net Income

(Unaudited)

	HarborOne Mortgage			HarborOne Bank
	For the Quarter Ended			For the Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2023	2022	2022	2023	2022	2022

	(in thousands)

Net interest and dividend income	$327	$419	$350	$34,562	$39,258	$33,424
Provision (benefit) for credit losses	—	—	—	1,866	2,108	338
Net interest and dividend income, after provision for loan losses	327	419	350	32,696	37,150	33,086
Mortgage banking income:
Gain on sale of mortgage loans	2,224	2,301	5,322	—	—	—
Intersegment gain (loss)	454	553	837	(348)	(997)	(608)
Changes in mortgage servicing rights fair value	(1,556)	(2,368)	4,695	(136)	(263)	590
Other	2,015	2,122	2,325	201	203	233
Total mortgage banking income (loss)	3,137	2,608	13,179	(283)	(1,057)	215
Other noninterest income (loss)	—	126	9	5,942	7,779	5,887
Total noninterest income	3,137	2,734	13,188	5,659	6,722	6,102
Noninterest expense	5,322	5,452	7,761	26,190	28,744	26,825
(Loss) income before income taxes	(1,858)	(2,299)	5,777	12,165	15,128	12,363
Provision for income taxes	(565)	—	1,541	3,115	2,817	3,557
Net (loss) income	$(1,293)	$(2,299)	$4,236	$9,050	$12,311	$8,806